Metal Management, Inc.

325 N. LaSalle Street • Suite 550

Chicago, Illinois 60610

www.mtlm.com

NYSE: MM

AT METAL MANAGEMENT:

Robert C. Larry
Chief Financial Officer
(312) 645-0700

FOR IMMEDIATE RELEASE
July 30, 2007

METAL MANAGEMENT, INC. DECLARES QUARTERLY DIVIDEND TO STOCKHOLDERS

CHICAGO, IL – July 30, 2007 – Metal Management, Inc. (NYSE: MM), one of the nation’s largest full service scrap metal recyclers, today announced that its Board of Directors has declared a quarterly dividend of 7.5 cents per share of common stock. The record date established by the Board is September 4, 2007, and the payment date is September 18, 2007.

About Metal Management, Inc.

Metal Management is one of the largest full service metal recyclers in the United States, with 50 recycling facilities in 17 states.

For more information about Metal Management, Inc., visit the Company’s website at www.mtlm.com.

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